Exhibit 10.1

                         SEPARATION AND GENERAL RELEASE

BANKRATE, INC. ("Company") and ELISABETH DEMARSE, her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Separation and General Release as "Executive"), agree that:

A. Executive was employed by Company pursuant to the terms of that certain Executive Employment Agreement, by and between Executive and Company, dated as of the 27th day of April, 2002 (the "Employment Agreement").

B. Executive ceased to serve as the President and Chief Executive Officer of the Company on June 21, 2004 and, as a condition to, an in consideration of, Company's obligation to pay the Separation Payment (as defined in the Employment Agreement), is entering into this Separation and General Release (this "Separation Agreement").

      1. Resignation as Officer and Director; Last Day of Employment. Executive resigned her positions as President, Chief Executive Officer as of June 21, 2004 and resigns as director and any and all other positions held with Company as of the date of this Separation Agreement. Executive's last day as an employee will be October 21, 2004; however, she is not expected to provide any services, unless specifically requested to do so. Furthermore, following June 21, 2004, Executive shall not receive, nor be entitled to, any salary, vacation, bonus, deferred compensation, benefits or any other compensation of any kind whatsoever not expressly provided for in this Separation Agreement. If despite the intentions of Company and Executive set forth in the preceding sentence, Executive is entitled, under any law, rule or regulation or for any other reason whatsoever, to any salary, vacation, bonus, deferred compensation, benefits or other compensation not expressly provided for in this Separation Agreement, then Company shall have the right to deduct, from amounts payable to Executive, the Company's cost and expenses for such salary, vacation, bonus, deferred compensation, benefits, or other compensation.

      2. Consideration Payable to Executive. As a condition to, and in consideration of, Executive entering into this Separation Agreement and her compliance with the promises made in this Separation Agreement, Company agrees, subject to Section 6 below and Company's rights to make deductions to amounts payable to Executive solely in accordance with this Agreement:

            (a) to pay Executive, subject to standard withholdings, Fifty-four Thousand Two Hundred and Seven and 40/100 Dollars ($54,207.40) for accrued vacation pay;


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

            (b) to pay Peter Roche, Ten Thousand ($10,000), for Executive's outplacement and transitional counseling services;

            (c) to pay Executive, subject to standard withholdings, One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000) upon the day after the expiration date of Executive's legally required right, if any, to revoke her signature or agreement in connection with this Separation Agreement;

            (d) to pay Executive, subject to standard withholdings, One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000) on October 21, 2004, subject to her executing the Second General Release of Claims which is attached to this Agreement as Exhibit A (the "Second General Release of Claims") and complying with the terms and conditions of this Agreement; and

            (e) until the first to occur of (a) June 21, 2005 or (b) the date on which Executive becomes eligible for coverage under a group health insurance plan available in conjunction with Executive's subsequent employment, Company shall, at its sole option (and with the right to select option (ii) at any time) either: (i) continue Executive's participation in the Company's group health insurance plan as in effect and amended from time to time or (ii) reimburse Executive the amount of monthly premiums paid by Executive for health insurance coverage reasonably comparable to the health insurance coverage provided to Executive pursuant to Company's benefit plans; provided, however, that the amount that Company is obligated to reimburse each month is limited to 150% of the monthly health insurance premium payments made by Company on behalf of Executive in May 2004. Provided Executive has not become eligible for coverage under a subsequent employer's group health insurance plan, Executive's period of COBRA continuation will commence on October 21, 2004. Subject to this Section 2(E), Company will be responsible for payment of premiums through June 21, 2005 following which Executive will be responsible for premiums at the COBRA rate for the balance of the COBRA health insurance continuation period.

            (f) Executive shall be entitled to be paid for any unpaid and reasonably approved business expenses properly documented and submitted to the Company on or prior to June 30, 2004.

            (g) Company agrees to pay Vedder, Price, Kaufman & Kammholz, P.C. for legal services provided to Executive in an amount directed by Executive to Company in writing within five (5) days of the execution of this Agreement, which amount shall be subtracted from payments otherwise due Executive pursuant to Section 2(C).

Executive acknowledges and understands that the payment of the compensation or of any other benefit described in this Separation Agreement is in no way to be construed as an admission of any liability on the part of Company, and Company expressly denies any liability to Executive.

      3. Executive's Stock Options and Deferred Compensation. Company acknowledges and agrees that Executive has vested options to acquire up to 426,936 shares of Company's Common Stock at $0.85 per share. Company acknowledges and agrees that the balance of Executive's deferred compensation account will be paid to her promptly following October 21, 2004, in accordance with her deferred compensation election.


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

      4. Executive's Restrictive Covenants. As a condition to, and in consideration of, Company's obligations to pay the amounts set forth in paragraph "2" of this above, Executive agrees to comply with the restrictive covenants set forth in Section 12 of the Employment Agreement, and the provisions of the Employment Agreement that specifically survive termination of the Employment Agreement.

      5. No Consideration Absent Execution of this Agreement. Executive understands and agrees that she would not receive the monies and/or benefits specified in paragraph "2" above, except for her execution of this Separation Agreement and the fulfillment of the promises contained herein. Executive further understands and agrees that the payments provided for in this Separation Agreement exceed any payments, benefit, or other thing of value to which she might otherwise be entitled under any policy, plan or procedure of Company.

      6. Executive's Revocation Rights. Executive may revoke this Separation Agreement for a period of seven (7) calendar days following the day she executes this Separation Agreement. Any revocation within this period must be submitted, in writing, to David G. Bates, Esq. and state, "I hereby revoke my acceptance of our Separation Agreement." The revocation must be personally delivered, sent by nationally recognized courier service, or mailed to David G. Bates, Esq. c/o Gunster, Yoakley & Stewart, P.A., 777 South Flagler Drive, West Palm Beach, Florida 33401 and postmarked within seven (7) calendar days of execution of this Separation Agreement. This Separation Agreement shall not become effective or enforceable until the revocation period has expired. Amounts due will not be paid until Company receives the letter attached hereto as Exhibit B. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which Executive was employed at the time of her last day of employment, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

      7. Executive's General Release of Claims. Executive knowingly and voluntarily releases and forever discharges Company, its past, present and future corporations, affiliates, subsidiaries, divisions, successors and assigns, and each of their respective current and former employees, officers, directors, attorneys and agents (whether acting as agents for Company or in their individual capacities) (collectively referred to throughout the remainder of this Separation Agreement as "Releasees"), of and from any and all claims, known and unknown, Executive has or may have against Company as of the date of execution of this Separation Agreement, including, but not limited to, any alleged violation of:

      o     Title VII of the Civil Rights Act of 1964, as amended;

      o     The Civil Rights Act of 1991;


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

      o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

      o     The Employee Retirement Income Security Act of 1974, as amended;

      o     The Immigration Reform and Control Act, as amended;

      o     The Americans with Disabilities Act of 1991, as amended;

      o     The Age Discrimination in Employment Act of 1967, as amended;

      o     The Workers Adjustment and Retraining Notification Act, as amended;

      o     The Occupational Safety and Health Act, as amended;

      o     The Florida Civil Rights Act of 1992;

      o     The Florida Equal Pay Act,ss.725.07, Florida Statutes;

      o     The Florida Whistleblower Act,ss.448.102, et seq., Florida Statutes;

      o     Florida's Workers' Compensation Anti-Retaliation
            Provision,ss.440.205, Florida Statutes;

      o Florida's Wage Rate Provision,ss.448.07, Florida Statutes; o Florida's Attorneys' Fees Provision for Successful Litigants in Suits for Unpaid Wages,ss.448.08, Florida Statutes;

      o     The New York State Human Rights Law;

      o     The New York City Administrative Code;

      o     Any breach of the Employment Agreement;

      o Any other claims related to Executive's employment or separation of employment with Company;

      o Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

      o     Any public policy, contract, tort, or common law; or

      o Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

However, Executive is not releasing (i) her rights to enforce the terms and conditions of this Agreement; (ii) her rights, if any, to obtain contribution as permitted by law in the event of entry of judgment against her as a result of any act or failure to act for which she and the Company are jointly liable;
(iii) her eligibility for indemnification in accordance with this Agreement and applicable laws and corporate by-laws as in existence on the date of execution of this Separation Agreement with respect to any liability incurred as a result of her employment or other service prior to June 21, 2004, or the termination thereof, with the Company as an officer, director or employee; and (iv) her rights to be covered under the Company's Directors and Officers liability insurance policies.


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

      8. Executive's Affirmations. Executive affirms that she has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Company in any forum or form. Executive further affirms that she has reported all hours worked as of the date of this release and has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, reimbursements, commissions and/or benefits are due to her, except as provided in this Separation Agreement. Without limiting the generality of the foregoing, Executive further affirms that she is not entitled to any additional compensation and has no rights whatsoever in connection with that certain book tentatively titled Your Financial Action Plan: 12 Simple Steps to Achieve Money Success; however, Executive will be recognized in the book's acknowledgment section.

Executive affirms that she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act. It is stipulated and agreed that the amounts payable to Executive are in lieu of notice for purposes of the Florida Unemployment Compensation Law and it is understood that Executive will not be eligible to receive unemployment compensation until the expiration of the severance benefits provided pursuant to this Separation Agreement.

Executive agrees that she will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in paragraph "7" above. Executive further agrees, to the maximum extent permitted by law, that she will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding (unless compelled by legal process or court order) against the Releasees. Executive also warrants and represents that as of the date she signs this Separation Agreement, she has not taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, she violates this paragraph "8", she shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys' fees and other expenses which result from, or are incident to, such violation.

      9. Confidentiality. Prior to the date on which this Separation Agreement becomes publicly available if required by law, Executive agrees not to disclose any information regarding the terms or provisions of this Separation Agreement (including, without limitation, that she is an employee of the Company through October 21, 2004), except to her spouse, tax advisor, taxing authorities and an attorney with whom Executive chooses to consult regarding her consideration of this Separation Agreement. Executive agrees and acknowledges that she shall continue to be bound by Section 12 of the Employment Agreement governing confidentiality and trade secrets.


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

      10. Indemnification. Executive shall continue to have the benefits of any and all agreements, policies and arrangements relating to the indemnification of officers and directors of the Company and the provisions of the Company's Certificate of Incorporation and By-laws (as they exist on June 21, 2004 with respect to any claims made against Executive with respect to her status or actions in any capacity by or on behalf of the Company prior to June 21, 2004.

      11. Non-Disparagement. Except as required by statute or legal process, at all times following the execution of this Separation Agreement, Company and Executive agree to refrain from intentionally disparaging each other to third parties in any utterance, writing, or other form of communication and shall communicate with reference to each other only in truthful, favorable and respectful terms.

      12. Publicity. Executive shall not make any press releases pertaining to her resignation or the transactions contemplated by this Separation Agreement. Subject at all times to compliance with the law and generally accepted accounting principles, any proposed press release pertaining to the Executive's resignation and/or the transactions contemplated by this Separation Agreement to be released by Company shall be provided to Executive for her review, but not her approval.

      13. Executive Shall Return of Company's Property. To the extent Executive has not already done so, upon signing this Separation Agreement, Executive shall immediately return to Company any assets belonging to it, including without limitation, all office keys, car keys, credit cards, cell phone, Blackberry, PDAs, and any other property belonging to the Company; provided however, Executive may keep her laptop computer after she delivers it to the Company's New York office for purposes of deleting all Company information, software, files, etc. from such computer.

      14. Office, Voicemail and Email. Executive shall no longer use her office at Company's offices and confirms that she has removed all of her belongings from such office. Until September 19, 2004, Company shall forward Executive's voicemails and emails in a manner mutually acceptable to Company and Executive.

      15. Interpretation. In the event the either party breaches any provision of this Separation Agreement, Executive and Company affirm that either may institute an action to specifically enforce any term or terms of this Separation Agreement. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Separation Agreement in full force and effect.

      16. Non-admission of Wrongdoing. The parties agree that neither this Separation Agreement nor the furnishing of the consideration for this Separation Agreement shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or unlawful conduct of any kind.


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

      17. Amendment. This Separation Agreement may not be modified, altered or changed except upon express written agreement of both parties wherein specific reference is made to this Separation Agreement.

      18. Governing Law; Venue. This Separation Agreement shall be enforced, governed and interpreted by the laws of the State of Florida without regard to Florida's conflict of laws principles. Any controversy or claim arising out of or relating to this Separation Agreement, or the breach thereof, shall be settled by arbitration in Palm Beach County, Florida pursuant to the Commercial Arbitration Rules of the AAA.

      19. Entire Agreement. This Separation Agreement, the Second General Release of Claims and the provisions of the Employment Agreement which survive her termination of employment, sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Executive acknowledges that she has not relied on any representations, promises, or agreements of any kind made to him in connection with her decision to accept this Separation Agreement, except for those set forth in this Separation Agreement.

      EXECUTIVE HAS BEEN ADVISED THAT SHE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS SEPARATION AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEPARATION AND GENERAL RELEASE.

      EXECUTIVE ACKNOWLEDGES THAT SHE HAS READ THIS SEPARATION AND GENERAL RELEASE IN ITS ENTIRETY; THAT SHE FULLY UNDERSTANDS ALL OF ITS TERMS AND THEIR SIGNIFICANCE; THAT SHE HAS SIGNED IT VOLUNTARILY AND OF HER OWN FREE WILL; AND THAT SHE INTENDS TO ABIDE BY ITS PROVISIONS WITHOUT EXCEPTION.

      EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEPARATION AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

      HAVING ELECTED TO EXECUTE THIS SEPARATION AND GENERAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH "2" ABOVE, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS SHE HAS OR MIGHT HAVE AGAINST COMPANY.

      IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Separation Agreement as of the date set forth below:

EXECUTIVE:                             COMPANY:

                                       BANKRATE, INC.

/s/ Elisabeth DeMarse                  By: /s/ Thomas R. Evans
---------------------------------      -------------------------------
ELISABETH DEMARSE                      Its:  President & CEO
                                       -------------------------------

Date:  August 10. 2004                 Date:  August 10, 2004
       ---------------                 -------------------------------


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

EXHIBIT A

                  EXECUTIVE'S SECOND GENERAL RELEASE OF CLAIMS

WHEREAS, Executive has previously executed a Separation and General Release Agreement ("Separation Agreement") with Bankrate, Inc. (the "Company"), dated as of the ___ day of August, in which this Second General Release of Claims is incorporated.
WHEREAS, Executive's execution of this Second General Release of Claims and her compliance with the Separation Agreement's terms and conditions are a condition for Company's payment to her pursuant to Section 2(d) of the Separation Agreement.
NOW, THEREFORE, in consideration of the premises and covenants contained in the Separation Agreement and this Second General Release of Claims and for other good and valuable consideration, Executive agrees to the following release:

      1. Executive's General Release of Claims. Executive knowingly and voluntarily releases and forever discharges Company, its past, present and future corporations, affiliates, subsidiaries, divisions, successors and assigns, and each of their respective current and former employees, officers, directors, attorneys and agents (whether acting as agents for Company or in their individual capacities) (collectively referred to throughout the remainder of this Separation Agreement as "Releasees"), of and from any and all claims, known and unknown, Executive has or may have against Company as of the date of execution of this Second General Release of Claims, including, but not limited to, any alleged violation of:

      o     Title VII of the Civil Rights Act of 1964, as amended;

      o     The Civil Rights Act of 1991;

      o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

      o     The Employee Retirement Income Security Act of 1974, as amended;

      o     The Immigration Reform and Control Act, as amended;

      o     The Americans with Disabilities Act of 1991, as amended;

      o     The Age Discrimination in Employment Act of 1967, as amended;

      o     The Workers Adjustment and Retraining Notification Act, as amended;

      o     The Occupational Safety and Health Act, as amended;

      o     The Florida Civil Rights Act of 1992;

      o     The Florida Equal Pay Act,ss.725.07, Florida Statutes;

      o     The Florida Whistleblower Act,ss.448.102, et seq., Florida Statutes;


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

      o     Florida's Workers' Compensation Anti-Retaliation
            Provision,ss.440.205, Florida Statutes;

      o     Florida's Wage Rate Provision,ss.448.07, Florida Statutes;

      o Florida's Attorneys' Fees Provision for Successful Litigants in Suits for Unpaid Wages,ss.448.08, Florida Statutes;

      o     The New York State Human Rights Law;

      o     The New York City Administrative Code;

      o     Any breach of the Employment Agreement;

      o Any other claims related to Executive's employment or separation of employment with Company;

      o Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

      o     Any public policy, contract, tort, or common law; or

      o Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

However, Executive is not releasing (i) her rights to enforce the terms and conditions of the Separation Agreement; (ii) her rights, if any, to obtain contribution as permitted by law in the event of entry of judgment against her as a result of any act or failure to act for which she and the Company are jointly liable; (iii) her eligibility for indemnification in accordance with the Separation Agreement and applicable laws and corporate by-laws as in existence on the date of execution of the Separation Agreement with respect to any liability incurred as a result of her employment or other service, or the termination thereof, with the Company as an officer, director or employee prior to June 21, 2004; and (iv) her rights to be covered under the Company's Directors and Officers liability insurance policies.

      2. Executive's Affirmations. Executive affirms that she has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Company in any forum or form. Executive further affirms that she has reported all hours worked as of the date of this release and has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, reimbursements, commissions and/or benefits are due to her, except as provided in this Second General Release of Claims and the Separation Agreement.

Executive affirms that she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act. It is stipulated and agreed that the amounts payable to Executive are in lieu of notice for purposes of the Florida Unemployment Compensation Law and it is understood that Executive will not be eligible to receive unemployment compensation until the expiration of the severance benefits provided pursuant to the Separation Agreement.


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

Executive agrees that she will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in paragraph "1" above. Executive further agrees, to the maximum extent permitted by law, that she will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding (unless compelled by legal process or court order) against the Releasees. Executive also warrants and represents that as of the date she signs this Second General Release of Claims, she has not taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, she violates this paragraph "2", she shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys' fees and other expenses which result from, or are incident to, such violation.

      3. Confidentiality. Prior to the date on which this Second General Release of Claims and the Separation Agreement becomes publicly available, Executive agrees not to disclose any information regarding the terms or provisions of this Second General Release of Claims or the Separation Agreement, except to her spouse, tax advisor, taxing authorities and an attorney with whom Executive chooses to consult regarding her consideration of this Separation Agreement. Executive agrees and acknowledges that she shall continue to be bound by Section 12 of the Employment Agreement governing confidentiality and trade secrets.

      4. Indemnification. Executive shall continue to have the benefits of any and all agreements, policies and arrangements relating to the indemnification of officers and directors of the Company and the provisions of the Company's Certificate of Incorporation and By-laws (as they exist on the June 21, 2004 solely with respect to any claims made against Executive with respect to her status or actions in any capacity by or on behalf of the Company prior to June 21, 2004.

      5. Non-Disparagement. Except as required by statute or legal process, at all times following the execution of this Separation Agreement, Company and Executive agree to refrain from intentionally disparaging each other to third parties in any utterance, writing, or other form of communication and shall communicate with reference to each other only in truthful, favorable and respectful terms.

      6. Publicity. Executive shall not make any press releases pertaining to her resignation or the transactions contemplated by the Separation Agreement or this Second General Release of Claims. Subject at all times to compliance with the law and generally accepted accounting principles, any proposed press release pertaining to the Executive's resignation and/or the transactions contemplated by this Second General Release of Claims and the Separation Agreement to be released by Company shall be provided to Executive for her review, but not her approval.


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

      7. Interpretation. In the event the either party breaches any provision of this Second General Release of Claims, Executive and Company affirm that either may institute an action to specifically enforce any term or terms of this Second General Release of Claims. Should any provision of this Second General Release of Claims be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Second General Release of Claims in full force and effect.

      8. Non-admission of Wrongdoing. The parties agree that neither this Second General Release of Claims nor the furnishing of the consideration for this Second General Release of Claims shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or unlawful conduct of any kind.

      9. Amendment. This Second General Release of Claims may not be modified, altered or changed except upon express written agreement of both parties wherein specific reference is made to this Second General Release of Claims.

      10. Governing Law; Venue. This Second General Release of Claims shall be enforced, governed and interpreted by the laws of the State of Florida without regard to Florida's conflict of laws principles. Any controversy or claim arising out of or relating to this Second General Release of Claims, or the breach thereof, shall be settled by arbitration in Palm Beach County, Florida pursuant to the Commercial Arbitration Rules of the AAA.

      11. Entire Agreement. This Second General Release of Claims, together with the Separation Agreement and the provisions of the Employment Agreement which survive her termination of employment, sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Executive acknowledges that she has not relied on any representations, promises, or agreements of any kind made to him in connection with her decision to accept this Second General Release of Claims, except for those set forth in this Second General Release of Claims and the Separation Agreement.

            EXECUTIVE ACKNOWLEDGES THAT SHE HAS READ THIS Second General Release of Claims IN ITS ENTIRETY; THAT SHE FULLY UNDERSTANDS ALL OF ITS TERMS AND THEIR SIGNIFICANCE; THAT SHE HAS SIGNED IT VOLUNTARILY AND OF HER OWN FREE WILL; AND THAT SHE INTENDS TO ABIDE BY ITS PROVISIONS WITHOUT EXCEPTION.

            HAVING ELECTED TO EXECUTE THIS Second General Release of Claims, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN SET FORTH IN THIS Second General Release of Claims, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS Second General Release of Claims INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS SHE HAS OR MIGHT HAVE AGAINST COMPANY.


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

      IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Separation Agreement as of the date set forth below:

EXECUTIVE:                             COMPANY:

                                       BANKRATE, INC.

                                       By:
----------------------------------     ----------------------------------
ELISABETH DEMARSE
                                       Its:
                                       ----------------------------------
Date:
       ---------------------------     Date:
                                       ----------------------------------

                                    EXHIBIT B

August 18, 2004

Bankrate, Inc.
c/o David G. Bates, Esq.
Gunster, Yoakley & Stewart, P.A.
777 South Flagler Drive
West Palm Beach, FL 33401

Re:   Separation and General Release

Dear David,

      On August 10, 2004, I executed an Separation and General Release. Bankrate, Inc. advised me in writing, to consult with an attorney of my choosing, prior to executing this Separation and General Release.

      More than seven (7) calendar days have elapsed since I executed the above-mentioned Separation and General Release. I have at no time revoked my acceptance or execution of that Separation and General Release and hereby reaffirm my acceptance of that Separation and General Release. Therefore, in accordance with the terms of our Separation and General Release, I hereby request payment of the monies described in paragraph "2" of that Agreement.

                                       Very truly yours,

                                       /s/ Elisabeth DeMarse
                                       ------------------------------
                                       ELISABETH DEMARSE


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